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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                  MAY 20, 1999
               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                        COMMISSION FILE NUMBER 1-11775

                             AVIATION SALES COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                      65-0665658
   (STATE OR OTHER JURISDICTION OF        (IRS EMPLOYER
    INCORPORATION OR ORGANIZATION)     IDENTIFICATION NO.)

                              6905 NW 25TH STREET
                             MIAMI, FLORIDA 33122
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (305) 592-4055
              (REGISTRANTS TELEPHONE NUMBER, INCLUDING AREA CODE)

                                      N.A.
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS

     Aviation Sales Company (the "Company") hereby files the following historical financial information for its wholly-owned subsidiary, Triad International Maintenance Corporation ("TIMCO"). The Company acquired TIMCO on September 22, 1998, but was not required to file these financial statements under Item 2 of Form 8-K due to the fact that TIMCO is not a significant subsidiary of AVS under Rule 3-05 of Regulation S-X.

     The Company has recently filed a Registration Statement on Form S-3 (the "Registration Statement") to register for public sale of $85.0 million in principal amount of the Company's Senior Subordinated Notes due 2008. In connection with the public registration of the debt securities proposed to be offered and sold under the Registration Statement, the Company is required (under Rule 3-10 of Regulation S-X) to file the attached historical financial statements of TIMCO, which will be incorporated by reference into the Registration Statement.

                  TRIAD INTERNATIONAL MAINTENANCE CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                           -----
YEARS ENDED DECEMBER 31, 1997 AND 1996:
Independent Auditors' Report ..............................................  4
Statements of Financial Position at December 31, 1997 and 1996 ............  5
Statements of Operations for the Years Ended December 31, 1997 and 1996 ... 6 Statements of Cash Flows for the Years ended December 31, 1997 and 1996 ... 7 Statements of Common Shareholders' Equity for the Years ended
 December 31, 1997 and 1996 ...............................................  8
Notes to the Financial Statements .........................................  9

SIX MONTHS ENDED JUNE 30, 1998 AND 1997 (UNAUDITED):
Statements of Financial Position at June 30, 1998 and December 31, 1997 ... 13 Statements of Operations for the Six Months Ended June 30, 1998 and 1997 .. 14 Statements of Cash Flows for the Six Months Ended June 30, 1998 and 1997 .. 15
Notes to Unaudited Interim Financial Statements ........................... 16

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors of Triad International
 Maintenance Corporation:

     We have audited the accompanying statements of financial position of Triad International Maintenance Corporation (a wholly owned subsidiary of Primark Corporation) as of December 31, 1997 and 1996, and the related statements of operations, cash flows, and common shareholder's equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of Triad International Maintenance Corporation at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

Winston-Salem, North Carolina
February 10, 1998

                  TRIAD INTERNATIONAL MAINTENANCE CORPORATION
                       STATEMENTS OF FINANCIAL POSITION

                                                               DECEMBER 31,
                                                    -----------------------------------
                                                          1997               1996
                                                    ----------------   ----------------
ASSETS
Current Assets
 Cash ...........................................     $  1,890,581       $    324,134
 Receivables:
  Accounts receivables ..........................       10,725,611         17,935,150
  Unbilled receivables ..........................       13,837,797          7,935,469
  Employee receivables ..........................          221,329            535,593
  Less allowances ...............................       (1,345,408)          (576,504)
                                                      ------------       ------------
 Receivables--net ...............................       23,439,329         25,829,708
 Inventory ......................................        7,541,063          5,806,764
 Federal income tax receivable ..................          902,872            453,286
 Prepaid expenses, deposits and other ...........          911,478            432,893
                                                      ------------       ------------
                                                        34,685,323         32,846,785
                                                      ------------       ------------
Noncurrent Assets
 Property:
  Machinery and equipment .......................        9,477,546          7,869,026
  Leasehold improvements ........................       12,317,963         10,909,283
  Less accumulated depreciation .................       (5,458,606)        (3,989,156)
                                                      ------------       ------------
 Property--net ..................................       16,336,903         14,789,153
 Deferred costs and other--net (Note 5) .........          574,068            240,084
                                                      ------------       ------------
                                                        16,910,971         15,029,237
                                                      ------------       ------------
                                                      $ 51,596,294       $ 47,876,022
                                                      ============       ============
LIABILITIES AND COMMON SHAREHOLDER'S EQUITY
 Current Liabilities
  Notes due to affilitate (Note 3) ..............     $ 30,557,286       $ 28,126,680
  Accounts payable ..............................        2,915,872          2,312,598
  Customer deposits .............................           44,287             68,649
  Deferred income taxes (Note 7) ................        1,351,967            747,060
  Other .........................................        5,382,240          4,528,213
                                                      ------------       ------------
                                                        40,251,652         35,783,200
                                                      ------------       ------------
 Long-term Liabilities (Note 6) .................          397,428            574,652
                                                      ------------       ------------
 Deferred Income Taxes (Note 7) .................          333,278            307,391
                                                      ------------       ------------
 Commitments (Notes 4 and 5)
 Common Shareholder's Equity
  Common Stock ..................................                8                  8
  Additional paid-in capital ....................       10,125,243         10,125,243
  Retained earnings .............................          488,685          1,085,528
                                                      ------------       ------------
                                                        10,613,936         11,210,779
                                                      ------------       ------------
                                                      $ 51,596,294       $ 47,876,022
                                                      ============       ============

The notes to the financial statements are an integral part of these statements.

                  TRIAD INTERNATIONAL MAINTENANCE CORPORATION
                           STATEMENTS OF OPERATIONS

                                                              YEARS ENDED DECEMBER 31,
                                                          ---------------------------------
                                                                1997              1996
                                                          ---------------   ---------------
Operating Revenues ....................................    $113,281,531      $106,361,997
                                                           ------------      ------------
Operating Expenses
 Cost of services .....................................      98,062,518        88,665,187
 General and administrative ...........................      11,958,052        10,306,657
 Depreciation expense .................................       1,469,450         1,204,384
                                                           ------------      ------------
  Total operating expenses ............................     111,490,020       100,176,228
                                                           ------------      ------------
  Operating income ....................................       1,791,511         6,185,769
                                                           ------------      ------------
Other Expenses
 Amortization of bond issuance costs (Note 5) .........         (10,495)          (10,495)
 Interest expense--affiliate (Note 3) .................      (2,587,905)       (1,346,143)
 Other ................................................        (174,036)         (157,744)
                                                           ------------      ------------
  Total other expenses ................................      (2,772,436)       (1,514,382)
                                                           ------------      ------------
Income (Loss) Before Income Taxes .....................        (980,925)        4,671,387
                                                           ------------      ------------
Income Tax Expense (Benefit) (Note 7)
 Current ..............................................      (1,014,876)        1,369,420
 Deffered .............................................         630,794           618,231
                                                           ------------      ------------
  Total income tax expense (benefit) ..................        (384,082)        1,987,651
                                                           ------------      ------------
Net Income (Loss) .....................................    $   (596,843)     $  2,683,736
                                                           ============      ============

The notes to the financial statements are an integral part of these statements.

                  TRIAD INTERNATIONAL MAINTENANCE CORPORATION
                           STATEMENTS OF CASH FLOWS

                                                                                 YEARS ENDED DECEMBER 31,
                                                                            -----------------------------------
                                                                                  1997               1996
                                                                            ---------------   -----------------
Cash Flows from Operating Activities
 Net income (loss) ......................................................    $   (596,843)      $   2,683,736
 Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
  Deferred income taxes .................................................         630,794             618,231
  Depreciation expense ..................................................       1,469,450           1,204,384
  Amortization of bond issuance costs ...................................          10,495              10,495
  Changes in assets and liabilities which provided (used) cash, exclusive
    of changes shown separately .........................................         639,145          (6,304,715)
                                                                             ------------       -------------
    Net cash provided by (used in) operating activities .................       2,153,041          (1,787,869)
                                                                             ------------       -------------
Cash Flows from Finanacing Activities
 Net proceeds from notes due to affiliates ..............................       2,430,606           4,872,149
                                                                             ------------       -------------
Cash Flows form Investing Activities
 Capital expenditures ...................................................      (3,017,200)         (2,760,146)
                                                                             ------------       -------------
Net Change in Cash ......................................................       1,566,447             324,134
Cash--Beginning of Period ...............................................         324,134                  --
                                                                             ------------       -------------
Cash--End of Period .....................................................    $  1,890,581       $     324,134
                                                                             ------------       -------------
Changes in Assets and Liabilities Which Provided (Used) Cash, Exclusive
  of Changes Shown Separately
 Receivables--net .......................................................    $  2,390,379       $  (4,319,946)
 Inventory ..............................................................      (1,734,299)         (2,186,322)
 Federal income tax receivable ..........................................        (449,586)            (30,580)
 Accounts payable .......................................................         603,274            (617,801)
 Other assets and liabilities ...........................................        (170,623)            849,934
                                                                             ------------       -------------
                                                                             $    639,145       $  (6,304,715)
                                                                             ------------       -------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION--
 Income taxes paid ......................................................    $     30,000       $   1,400,000
                                                                             ============       =============
 Interest paid ..........................................................    $  2,587,905       $   1,346,143
                                                                             ============       =============

The notes to the financial statements are an integral part of these statements.

                  TRIAD INTERNATIONAL MAINTENANCE CORPORATION
                   STATEMENTS OF COMMON SHAREHOLDER'S EQUITY

                                                                       YEARS ENDED DECEMBER 31,
                                                                  ----------------------------------
                                                                        1997               1996
                                                                  ----------------   ---------------
Common Stock, par value $0.01 per share--authorized 850 shares,
  outstanding 850 shares ......................................     $          8      $          8
                                                                    ------------      ------------
Additional Paid-In Capital ....................................       10,125,243        10,125,243
                                                                    ------------      ------------
Retained earnings
 Balance--Beginning of period .................................        1,085,528        (1,598,208)
 Add--Net income ..............................................         (596,843)        2,683,736
                                                                    ------------      ------------
 Balance--End of period .......................................          488,685         1,085,528
                                                                    ------------      ------------
                                                                    $ 10,613,936      $ 11,210,779
                                                                    ============      ============

The notes to the financial statements are an integral part of these statements.

                  TRIAD INTERNATIONAL MAINTENANCE CORPORATION

                       NOTES TO THE FINANCIAL STATEMENTS

1. COMPANY ORGANIZATION

     Triad International Maintenance Corporation (the "Company"), a direct, wholly owned subsidiary of Primark Corporation ("Primark"), was formed to lease and operate a heavy aircraft maintenance facility that was constructed in conjunction with the Piedmont Triad Airport Authority (the "Triad Authority") in Greensboro, North Carolina. The Company commenced operating the maintenance facility in October 1990. During 1996, the Company began leasing a structures workshop which was put into service in December 1996. Through operation of these facilities, the Company provides heavy aircraft maintenance services on large transport aircraft used by air cargo, overnight package carriers and passenger airlines.

2. SIGNIFICANT ACCOUNTING POLICIES

     The principal accounting policies of the Company are set forth below:

     a. Revenue Recognition

     Revenues are generated primarily from labor performed and related aircraft parts sales. These revenues are determined based upon contractual rates and recognized as income when such man-hours and aircraft parts are expended. Projects in process are recorded as revenues and receivables based on work performed. One customer accounted for 29% and 21% of operating revenues in 1997 and 1996, respectively. Another customer accounted for 12% and 11% of operating revenues in 1997 and 1996, respectively. A third customer accounted for 31% and 22% of operating revenues in 1997 and 1996, respectively. A fourth customer accounted for 10% and less than 10% of operating revenues in 1997 and 1996, respectively.

     b. Inventories

     Inventories are valued at the lower of cost (primarily determined by the first-in, first-out method) or market.

     c. Property

     Property is carried at cost and depreciated over estimated useful lives ranging from five to twenty-six years using the straight-line method. Interest capitalized in 1997 and 1996 was $69,823 and $76,216, respectively, for the construction of various leasehold improvements.

     d. Concentration of Credit Risk

     The Company provides heavy aircraft maintenance services on large transport aircraft as described in note 1. The Company performs ongoing credit evaluations of its customers' financial condition and maintains allowances for potential credit losses. Actual losses have been within management's expectations and estimates. At December 31, 1997, four customers represented approximately 35%, 15%, 14% and 11%, respectively of the billed and unbilled accounts receivable balance.

     e. Income Taxes

     Deferred income taxes are provided for the expected future tax consequences of all temporary differences, and deferred tax balances are adjusted to reflect changes in tax rates expected to be in effect during the periods in which the temporary differences reverse. As temporary differences reverse, the related deferrals are recorded to income.

     The Company is a participant in the Intercompany Tax Allocation Plan (the "Plan") of Primark. Under the terms of the Plan, the Company records, in the current year, the tax payable or benefit applicable to the inclusion of its net income or loss in Primark's consolidated tax return. Tax liabilities and benefits are between the Company and Primark which, as the parent, is ultimately responsible for all of the Company's Federal tax matters.

     f. Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.

     g. New Accounting Standard

     In 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"). SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Otherwise, an impairment loss is not recognized. Measurement of an impairment loss for long-lived assets and identifiable intangibles that an entity expects to hold and use should be based on the fair value of the asset.

     h. Reclassifications

     Certain amounts in the 1996 financial statements have been reclassified to conform with the 1997 presentation.

3. INTERCOMPANY FUNDING

     The Company operates under Primark's Intercompany Funding Policy which provides for the daily cash flow requirements of Primark and its subsidiaries. Generally, any cash excess or deficiency is reflected as an intercompany note payable or receivable between Primark and the Company and accrues interest at prevailing market rates.

4. LEASES

     The Company has a noncancelable agreement to lease the constructed heavy aircraft maintenance facility along with certain real property consisting of land and related improvements for an initial term of 30 years, with options extending the lease term to the year 2029. Payments under this operating lease commenced in 1991. Rental payments on the facility approximate the principal and interest due on the $13,800,000 tax-exempt Special Facility Revenue Bonds (the "Bonds") issued by the Triad Authority to finance the facility's construction. The effective interest rate for 1997 and 1996 was 3.9% and 3.7%, respectively.

     The Company, through Primark, paid lease acquisition costs of $314,864 in 1989. These costs were deferred by the Company and are being amortized over the thirty-year life of the lease. The unamortized portion of these costs at December 31, 1997 and 1996 was $229,589 and $240,084, respectively.

     The Company is a party to a master sale and leaseback arrangement for certain aircraft maintenance equipment. This equipment was sold and leased back under operating leases in 1991 with lease terms ranging from five to seven years. All rental payments have been guaranteed by Primark.

     Estimated future minimum lease payments at December 31, 1997 for operating leases are shown below:

   1998 .................................   $ 2,431,031
   1999 .................................     1,945,854
   2000 .................................     1,856,700
   2001 .................................     1,697,444
   2002 .................................     1,570,231
   Thereafter ...........................    23,473,245
                                            -----------
   Total minimum lease payments .........   $32,974,505
                                            ===========

     Rent expense for 1997 and 1996 was $2,894,014 and $2,635,258, respectively.

5. LETTER OF CREDIT

     In November 1989, a letter of credit of $14,169,000 was issued by a bank for the account of the Company to secure the Bonds. Pursuant to a reimbursement agreement between the Company and the bank, the Company will reimburse the bank for any amounts drawn under the letter of credit. At December 31, 1997, the amount of this letter of credit is $12,217,877. In 1994, Primark was released from a bank covenant which required the restriction of certain cash balances to support the letter of credit. The expiration date of the letter of credit has been extended to December 31, 1998.

6. EMPLOYEE BENEFIT PLANS

     On January 1, 1992 the Company established a defined contribution plan covering all employees of the Company who meet service requirements and elect to participate. Each participant may, but is not required to, contribute up to 12% of applicable compensation. The Company may also make, at its sole discretion, additional contributions. The Company contribution for 1997 and 1996 was $213,510 and $181,161, respectively.

     In 1995, the Company established a deferred compensation plan. Certain employees accumulate deferred compensation in their individual account balances based upon the operating results of the Company for the year. Cash payments are made from such individual accounts at a rate of 25% of the account balance at the end of each year. Upon normal age retirement, death, or disability, the participant's full account balance can be paid. The Plan liability was $529,904 and $766,203 at December 31, 1997 and 1996, respectively. The Plan liability is included in long-term liabilities and other current liabilities in the statements of financial position.

     Certain employees of the Company participate in Primark's stock purchase plan. Statement of Financial Accounting Standard (SFAS) No. 123 "Accounting for Stock Based Compensation" encourages, but does not require, companies to record compensation cost for stock based compensation plans at fair value. The Company has elected to continue to use the intrinsic value method to measure compensation expense associated with grants of stock options to employees and shares of stock purchased under the employee stock purchase plan. The fair value of options on their grant date, including the valuation of the option feature implicit in the Primark stock purchase plan, was measured using the Black-Scholes option pricing model. The fair value of options on their grant date and key assumptions used to apply this model were the same as those used for Primark. Had compensation cost been determined based upon fair value at the grant date for awards under these plans, reported compensation expense would have been higher by approximately $83,117 and $11,290 for the years ended December 31, 1997 and 1996, respectively. Management believes that the assumptions used and the model applied to value the awards yield a reasonable estimate of the fair value of the grants made under the circumstances. The effects of applying SFAS 123 in this pro forma disclosure are not necessarily indicative of amounts anticipated in future years. SFAS 123 does not apply to awards prior to 1995.

7. INCOME TAXES

     A reconciliation of actual income taxes for the years ended December 31, 1997 and 1996 to the amount of income tax expense computed at the statutory federal income tax rate of 35% is as follows:

                                                                1997             1996
                                                           --------------   -------------
   Income tax expense at statutory rate ................     $ (340,434)     $1,634,985
   State income taxes, net of federal benefit ..........        (69,629)        330,020
   Other ...............................................         25,981          22,646
                                                             ----------      ----------
   Total ...............................................     $ (384,082)     $1,987,651
                                                             ==========      ==========

     The deferred tax assets and tax liabilities recorded on the balance sheet as of December 31, 1997 and 1996 are as follows:

                                                           DEFERRED                      DEFERRED
                                                          TAX ASSETS                  TAX LIABILITIES
                                                  --------------------------   -----------------------------
                                                       1997          1996           1997            1996
                                                  -------------   ----------   -------------   -------------
   Property ...................................    $       --      $     --     $  333,278      $  307,391
   Allowance for receivables ..................       470,893       201,776             --              --
   Unearned revenue ...........................            --            --      2,014,275       1,172,298
   State operating loss carryforwards .........       129,239        59,610             --              --
   Deferred compensation ......................       139,493       201,128             --              --
   Other ......................................       357,857       258,056        435,174         295,332
                                                   ----------      --------     ----------      ----------
   Total ......................................    $1,097,482      $720,570     $2,782,727      $1,775,021
                                                   ==========      ========     ==========      ==========

     The Company has state operating loss carryforwards that may be carried forward for five years which expire in 2002. At December 31, 1997 and 1996, no valuation allowance relative to deferred income tax assets was required.

8. RELATED PARTY TRANSACTIONS

     The Company incurred expenses of $336,708 in 1997 and $175,000 in 1996, relating to certain administrative services provided by Primark.

9. CONTINGENCIES

     The Company is involved in certain administrative proceedings and matters concerning issues arising in the ordinary course of business. Management cannot predict the final disposition of such issues, but believes that adequate provision has been made for the probable losses and the ultimate resolution of these proceedings will not have a material adverse effect on the Company's financial condition, results of operations or financial liquidity.

10. SUBSEQUENT EVENT (UNAUDITED)

     On September 22, 1998, the Company was acquired by Aviation Sales Maintenance, Repair & Overhaul Company (a wholly owned subsidiary of Aviation Sales Company) pursuant to a Stock Purchase Agreement effective August 10, 1998.

                                     * * *

                  TRIAD INTERNATIONAL MAINTENANCE CORPORATION
                        STATEMENTS OF FINANCIAL POSITION
                                  (UNAUDITED)

                                                     JUNE 30,        DECEMBER 31,
                                                       1998              1997
                                                  --------------   ---------------
ASSETS
Current Assets
 Cash .........................................    $  4,508,109     $  1,890,581
 Receivables:
  Accounts Receivables ........................      11,777,129       10,725,611
  Unbilled receivables ........................      18,608,111       13,837,797
  Employee receivables ........................         323,061          221,329
  Less allowances .............................      (1,642,944)      (1,345,408)
                                                   ------------     ------------
 Receivables --net ............................      29,065,357       23,439,329
 Inventory ....................................       7,598,181        7,541,063
 Federal income tax receivable ................       2,183,990          902,872
 Prepaid expenses, deposits and other .........         991,899          911,478
                                                   ------------     ------------
                                                     44,347,536       34,685,323
                                                   ------------     ------------
Noncurrent Assets
 Property:
  Machinery and equipment .....................      10,603,186        9,477,546
  Leasehold improvements ......................      12,513,964       12,317,963
  Less accumulated depreciation ...............      (6,254,642)      (5,458,606)
                                                   ------------     ------------
 Property--net ................................      16,862,508       16,336,903
 Deferred costs and other--net ................         568,820          574,068
                                                   ------------     ------------
                                                     17,431,328       16,910,971
                                                   ------------     ------------
                                                   $ 61,778,864     $ 51,596,294
                                                   ============     ============
LIABILITIES AND COMMON SHAREHOLDER'S EQUITY
 Current Liabilities
  Notes due to affilitate .....................    $ 31,683,301     $ 30,557,286
  Accounts payable ............................       3,321,224        2,915,872
  Customer deposits ...........................       5,102,835           44,287
  Deferred income taxes .......................       1,427,491        1,351,967
  Other .......................................       7,255,020        5,382,240
                                                   ------------     ------------
                                                     48,789,871       40,251,652
                                                   ------------     ------------
 Long-term Liabilities ........................              --          397,428
                                                   ------------     ------------
 Deferred Income Taxes ........................         333,278          333,278
                                                   ------------     ------------
 Commitments (Note 4)
 Common Shareholder's Equity
  Common Stock ................................               8                8
  Additional paid-in capital ..................      10,125,243       10,125,243
  Retained earnings ...........................       2,530,464          488,685
                                                   ------------     ------------
                                                     12,655,715       10,613,936
                                                   ------------     ------------
                                                   $ 61,778,864     $ 51,596,294
                                                   ============     ============

The notes to the financial statements are an integral part of these statements.

                  TRIAD INTERNATIONAL MAINTENANCE CORPORATION
                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                    SIX MONTHS ENDED JUNE 30,
                                                 -------------------------------
                                                      1998             1997
                                                 --------------   --------------
Operating Revenues ...........................    $ 71,958,567     $ 58,623,596
                                                  ------------     ------------
Operating Expenses
 Cost of services ............................      59,965,312       51,346,416
 General and administrative ..................       6,231,606        6,065,525
 Depreciation expense ........................         796,036          708,947
                                                  ------------     ------------
  Total operating expenses ...................      66,992,954       58,120,888
                                                  ------------     ------------
  Operating income ...........................       4,965,613          502,708
                                                  ------------     ------------
Other Expenses
 Amortization of bond issuance costs .........          (5,248)          (5,248)
 Interest expense--affiliate .................      (1,260,933)      (1,207,038)
 Other .......................................        (110,247)        (110,790)
                                                  ------------     ------------
  Total other expenses .......................      (1,376,428)      (1,323,076)
                                                  ------------     ------------
Income (Loss) Before Income Taxes ............       3,589,185         (820,368)
                                                  ------------     ------------
Income Tax Expense (Benefit)
 Current .....................................       1,471,882         (271,787)
 Deferred ....................................          75,524          (60,182)
                                                  ------------     ------------
  Total income tax expense (benefit) .........       1,547,406         (331,969)
                                                  ------------     ------------
Net Income (Loss) ............................    $  2,041,779     $   (488,399)
                                                  ============     ============

The notes to the financial statements are an integral part of these statements.

                  TRIAD INTERNATIONAL MAINTENANCE CORPORATION
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                SIX MONTHS ENDED JUNE 30,
                                                                            ----------------------------------
                                                                                  1998               1997
                                                                            ----------------   ---------------
Cash Flows from Operating Activities
 Net income (loss) ......................................................     $  2,041,779      $   (488,399)
 Adjustments to reconcile net income (loss) to net cash flows provided by operating activities
  Deferred income taxes .................................................           75,524           (60,182)
  Depreciation expense ..................................................          796,036           708,947
  Amortization of bond issuance costs ...................................            5,248             5,248
  Changes in assets and liabilities which provided (used) cash, exclusive
    of changes shown separately .........................................         (105,433)          694,303
                                                                              ------------      ------------
    Net cash provided by operating activities ...........................        2,813,154           859,917
                                                                              ------------      ------------
Cash Flows from Finanacing Activities
 Net proceeds from notes due to affiliates ..............................        1,126,015           564,295
                                                                              ------------      ------------
Cash Flows form Investing Activities
 Capital expenditures ...................................................       (1,321,641)       (1,677,849)
                                                                              ------------      ------------
Net Change in Cash ......................................................        2,617,528          (253,637)
Cash--Beginning of Period ...............................................        1,890,581           324,134
                                                                              ------------      ------------
Cash--End of Period .....................................................     $  4,508,109      $     70,497
                                                                              ------------      ------------
Change in Assets and Liabilities Which Provided (Used) Cash, Exclusive
  of Changes Shown Separately
 Receivables--net .......................................................     $ (5,626,028)     $    909,411
 Inventory ..............................................................          (57,118)       (1,132,447)
 Federal income tax receivable ..........................................       (1,281,118)          381,005
 Accounts payable .......................................................          405,352           (65,984)
 Customer deposits ......................................................        5,058,548            15,300
 Other assets and liabilities ...........................................        1,394,931           587,018
                                                                              ------------      ------------
                                                                              $   (105,433)     $    694,303
                                                                              ------------      ------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION--
 Income taxes paid ......................................................     $  2,753,000      $     30,000
 Interest paid ..........................................................     $  1,260,933      $  1,207,038
                                                                              ------------      ------------

The notes to the financial statements are an integral part of these statements.

                  TRIAD INTERNATIONAL MAINTENANCE CORPORATION

                NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
                            JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

1. BASIS OF PRESENTATION:

     A. COMPANY ORGANIZATION

     Triad International Maintenance Corporation (the "Company"), a direct, wholly owned subsidiary of Primark Corporation ("Primark"), was formed to lease and operate a heavy aircraft maintenance facility that was constructed in conjunction with the Piedmont Triad Airport Authority (the "Triad Authority") in Greensboro, North Carolina. The Company commenced operating the maintenance facility in October 1990. During 1996, the Company began leasing a structures workshop which was put into service in December 1996. Through operation of these facilities, the Company provides heavy aircraft maintenance services on large transport aircraft used by air cargo, overnight package carriers and passenger airlines.

     B. INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited interim financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The accompanying unaudited interim financial statements should be read in conjunction with the Company's December 31, 1997 financial statements and the notes thereto.

     In the opinion of management, the accompanying unaudited interim financial statements of the Company contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of the Company as of June 30, 1998 and the results of its operations and cash flows for the six month periods ended June 30, 1998 and 1997. The results of operations and cash flows for the six month period ended June 30, 1998 are not necessarily indicative of the results of operations or cash flows which may be reported for the year ending December 31, 1998.

     C. REVENUE RECOGNITION

     Revenues are generated primarily from labor performed and related aircraft parts sales. These revenues are determined based upon contractual rates and recognized as income when such man-hours and aircraft parts are expended. Projects in process are recorded as revenues and receivables based on work performed. Four customers accounted for 83.42% and 80.12% of operating revenues in the six months ended June 30, 1998 and 1997 respectively.

     D. CONCENTRATION OF CREDIT RISK

     The Company provides heavy aircraft maintenance services on large transport aircraft. The Company performs ongoing credit evaluations of its customers' financial condition and maintains allowances for potential credit losses. Actual losses have been within management's expectations and estimates. At June 30, 1998, three customers represented approximately 19.12%, 16.62% and 11.34%, respectively of the billed and unbilled accounts receivable balance.

     E. USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.

     F. COMPREHENSIVE INCOME

     Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of SFAS 130 had no impact on the Company's net income or shareholder's equity.

2. INTERCOMPANY FUNDING

     The Company operates under Primark's Intercompany Funding Policy which provides for the daily cash flow requirements of Primark and its subsidiaries. Generally, any cash excess or deficiency is reflected as an intercompany note payable or receivable between Primark and the Company and accrues interest at prevailing market rates.

3. LEASES

     The Company has a noncancelable agreement to lease the constructed heavy aircraft maintenance facility along with certain real property consisting of land and related improvements for an initial term of 30 years, with options extending the lease term to the year 2029. Payments under this operating lease commenced in 1991. Rental payments on the facility approximate the principal and interest due on the $13,800,000 tax-exempt Special Facility Revenue Bonds issued by the Triad Authority to finance the facility's construction.

4. CONTINGENCIES

     The Company is involved in certain administrative proceedings and matters concerning issues arising in the ordinary course of business. Management cannot predict the final disposition of such issues, but believes that adequate provision has been made for the probable losses and the ultimate resolution of these proceedings will not have a material adverse effect on the Company's financial condition, results of operations or financial liquidity.

5. SUBSEQUENT EVENT

     On September 22, 1998, the Company was acquired by Aviation Sales Maintenance, Repair & Overhaul Company (a wholly owned subsidiary of Aviation Sales Company) pursuant to a Stock Purchase Agreement effective August 10, 1998.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             AVIATION SALES COMPANY

                             By: /s/ GARLAN BRAITHWAITE
                                     -------------------------------------------
                                     Garlan Braithwaite, Vice President, Finance

Date: May 20, 1999